EXHIBIT 5.1

Patton Boggs LLP
1660 Lincoln Street
Suite 1900
Denver, Colorado 80264

(303) 830-1776

September 2, 2003

Antennas America, Inc.
10601 West 48th Avenue
Wheat Ridge, CO 80033

Ladies and Gentlemen:

     We have acted as counsel for ARC Wireless Solutions, Inc., a Utah corporation (the “Company”), in connection with preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, concerning registration of the issuance of 650,000 shares of the Company’s $.0005 par value common stock (the “Common Stock”) pursuant to the Company’s 401(k) Plan (the “Plan”).

     We have examined the Articles Of Incorporation and the Bylaws of the Company and the record of the Company’s corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being registered pursuant to the Registration Statement, when issued in accordance with the Plan as described in the Registration Statement, will have been legally issued, and will constitute fully paid and non-assessable shares of the Company’s Common Stock.

     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

Very truly yours,

/s/ PATTON BOGGS LLP

PATTON BOGGS LLP